UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2026
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CERENCE INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 416 Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (857)362-7300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Maters to a Vote of Security Holders.
On February 12, 2026, Cerence Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders cast their votes on three proposals as follows:
Proposal 1: To elect six members of the Company’s Board of Directors:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Kristi Ann Matus	21,914,823	259,099	49,027	10,669,339
Brian Krzanich	22,060,035	129,212	33,702	10,669,339
Marianne Budnik	21,134,155	1,048,307	40,487	10,669,339
Douglas Davis	22,040,245	134,904	47,800	10,669,339
Marion Harris	22,059,610	134,215	29,124	10,669,339
Marcy Klevorn	22,062,609	119,397	40,943	10,669,339
Proposal 2: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
16,307,363	4,815,899	1,099,687	10,669,339
Proposal 3: To ratify the appointment of BDO USA PC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026:

For	Against	Abstain	Broker Non-Votes
32,356,572	436,019	99,697	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: February 18, 2026	By:	/s/ Brian Krzanich
Name: Brian Krzanich
Title: Chief Executive Officer